CERTIFICATE OF AMENDMENT
                                       OF
            THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        LOCATEPLUS HOLDINGS CORPORATION
(adopted pursuant to Section 242 of the General Corporation Law of the State of
                                   Delaware)


LOCATEPLUS HOLDINGS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

FIRST: That, on January 26, 2009, a majority of stockholders consented to an amendment to the Third Amended and Restated Certificate of Incorporation of the Corporation to increase the number of shares authorized for issuance by the Corporation from 25,000,000 shares to 50,000,000.

RESOLVED: That the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

        The total number of shares of all classes of stock which the Corporation shall have authority to issue is Fifty Million (50,000,000) shares, consisting entirely of shares of Common Stock, $0.01 par value per share (the "Common Stock").

SECOND: That pursuant to resolution of its Board of Directors, in accordance with Section 222 of the General Corporation Law of the State of Delaware consents were collected representing the necessary number of shares as required by statute in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.



    IN WITNESS WHEREOF, LOCATEPLUS HOLDINGS CORPORATION has caused its corporate seal to be hereunto affixed and this certificate to be signed by James C. Fields, its President and CEO, as of January 26, 2009




LOCATEPLUS HOLDINGS CORPORATION

By: /s/ James C. Fields
   --------------------
James C. Fields, President & CEO